As filed with the Securities and Exchange Commission on August 10, 2007	File No. 333-

SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

YAMANA GOLD INC.
 (“Yamana”)

Canada (State or other jurisdiction of Incorporation or organization)	N/A (I.R.S. Employer Identification No.)

150 York Street, Suite 1102
Toronto, Ontario M5H 3S5
(Address of Principal Executive Offices)

SHARE INCENTIVE PLAN
Yamana Gold Inc. Amended Share Incentive Plan (the “Yamana Plan”)
RNC Gold Inc. Amended and Restated Stock Option Plan (the “RNC Plan”)
Viceroy Explorations Ltd. 2005 Amended and Restated Stock Option and Share Compensation Plan (the “Viceroy Plan”)

(Full titles of the plans)

DL Services Inc.
1420 5th Avenue, Suite 3400
Seattle, WA 98101; Telephone: (206) 903-2373
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares issuable pursuant to options outstanding under the Yamana Plan	8,995,792	US$8.83(2)	US$79,432,843.36	US$2,437.58
Yamana Common Shares reserved for issuance pursuant to the Yamana Plan	5,779,875	US$11.28(3)	US$65,196,990	US$2,001.64
Yamana Common Shares issuable pursuant to options outstanding under the RNC Plan	64,600	US$7.12(2)	US$459,952	US$15.35
Yamana Common Shares issuable pursuant to options outstanding under the Viceroy Plan	1,635,270	US$5.26(2)	US$9,604,431.33	US$294.72
Total Common Shares	16,475,537	--	US$154,427,177.06	US$4,749.29
(1)	Common Shares, no par value, offered by the Company pursuant to the Plans described herein.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The maximum aggregate offering price is based upon the aggregate exercise price of outstanding options.
(3)	The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average high and low prices for the Registrant’s common shares on July 27, 2007, as quoted on the New York Stock Exchange, which was $11.28 per share.

This registration statement on Form S-8 registers 16,475,537 common shares of Yamana Gold Inc. (the “Registrant”) reserved for issuance upon the exercise of stock options granted under the Yamana Plan, the RNC Plan and the Viceroy Plan pursuant to acquisitions which honored the existing plans.

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed in (a) and (b) below are incorporated by reference in this registration statement.

        (a)        The Registrant’s annual report on Form 40-F (File No. 001-31880) for the fiscal year ended December 31, 2006, filed on March 30, 2007.

        (b)        All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above.

        (c)        The description of the Registrant’s securities contained in the Registrant’s amended Registration Statement on Form 8-A (File No. 001-31880) filed under the Exchange Act on January 8, 2007, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable

Item 5. Interests of Named Experts and Counsel.

Mark Bennett, a partner of the law firm Cassels, Brock & Blackwell LLP, Canadian counsel to the Registrant, has 50,000 options to purchase Common Shares. Mr.  Bennett received these options in connection with his role as Corporate Secretary for the Registrant.

Item 6. Indemnification of Directors and Officers.

        Under the CANADA BUSINESS CORPORATIONS ACT (the “CBCA”), which governs Yamana Gold Inc. (the “Registrant”), except in respect of an action by or on behalf of a corporation or other entity to procure a judgment in its favor, a corporation may indemnify a present or former director or officer of such corporation or a person who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity and provided that such individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer (or other individual as described above) is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defense of a civil, criminal, administrative, investigative or other proceeding to which he or she is made a party because of their association with the corporation or other entity if such individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and has fulfilled the conditions set forth above.

        In accordance with and subject to the CBCA, the by-laws of the Registrant provide that except in respect of any action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate, or an individual acting in a similar capacity, or another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of the Registrant or such body corporate, if the director or officer (a) acted honestly and in good faith with a view of the best interests of the Registrant, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The Registrant has also entered into indemnity agreements with its directors and officers which provide substantially the same rights as provided for in the CBCA.

        The Registrant maintains directors’ and officers’ liability insurance which insures the directors and officers of the Registrant and its subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is herefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Yamana Plan
4.2	RNC Plan
4.3	Viceroy Plan
5.1	Opinion of Cassels Brock & Blackwell LLP
23.1	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants
23.2	Consent of Cassels Brock & Blackwell LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney (See page II-6 of this registration statement)

Item 9. Undertakings.

        (a)        The undersigned Registrant hereby undertakes:

                    (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                 (i)        To include any prospectus required by Section 10(a)(3) of the Securities Act;

                                 (ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                                 (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                    (2)        That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, on this 9th day of August, 2007.

Yamana Gold Inc.

/s/ Charles B. Main
Name: Charles B. Main
Title: Vice President Finance and Chief Financial Officer

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Peter Marrone and Charles Main his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Peter Marrone	Director, Chairman and Chief Executive Officer	August 9, 2007
Peter Marrone

/s/ Charles Main	Vice President Finance and Chief Financial Officer	August 9, 2007
Charles Main

/s/ Antenor Silva	Director, President and Chief Operating Officer	August 9, 2007
Antenor Silva

/s/ Victor Bradley	Director	August 9, 2007
Victor Bradley

/s/ Juvenal Mesquita Filho	Director	August 9, 2007
Juvenal Mesquita Filho

/s/ John Begeman	Director	August 9, 2007
John Begeman

/s/ C. Nigel Lees	Director	August 9, 2007
C. Nigel Lees

/s/ Dino Titaro	Director	August 9, 2007
Dino Titaro

/s/ Patrick Mars	Director	August 9, 2007
Patrick Mars

AUTHORIZED REPRESENTATIVE

                Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Yamana Gold Inc. in the United States on August 9, 2007.

/s/ JOHN BEGEMAN
John Begeman

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Yamana Plan
4.2	RNC Plan
4.3	Viceroy Plan
5.1	Opinion of Cassels Brock & Blackwell LLP
23.1	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants
23.2	Consent of Cassels Brock & Blackwell LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney (See page II-6 of this registration statement)